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                                                                      EXHIBIT 21

                                BARNES GROUP INC.

                              LIST OF SUBSIDIARIES
                             as of December 31, 2002

Subsidiaries of the Company:
----------------------------
                                                          Jurisdiction of
                  Name                                     Incorporation
                  ----                                    ---------------
Associated Spring-Asia PTE. LTD.                             Singapore
Associated Spring do Brasil Ltda.                            Brazil
Associated Spring Mexico, S.A.                               Mexico
Associated Spring (Tianjin) Company, Limited                 China
Barnes Financing Delaware LLC                                Delaware
Barnes Group (Bermuda) Limited                               Bermuda
Barnes Group Canada Corp.                                    Canada
Barnes Group (Delaware) LLC                                  Delaware
Barnes Group Finance Company (Bermuda) Limited               Bermuda
Barnes Group Finance Company (Delaware)                      Delaware
Barnes Group (Germany) GmbH                                  Germany
Barnes Group Holding B.V.                                    Netherlands
Barnes Sweden Holding Company AB                             Sweden
Barnes Group Spain SRL                                       Spain
Barnes Group (U.K.) Limited                                  United Kingdom
Barnes Group France S.A.                                     France
Euro Stock Springs & Components Limited                      United Kingdom
3031786 Nova Scotia Company                                  Canada
3032350 Nova Scotia Limited                                  Canada
Raymond Distribution (Ireland) Limited                       Ireland
Raymond Distribution-Mexico, S.A. de C.V.                    Mexico
Ressorts SPEC, SARL                                          France
Seeger-Orbis GmbH & Co. OHG                                  Germany
Spectrum Plastics Molding Resources, Inc.                    Connecticut
Stromsholmen AB                                              Sweden
The Wallace Barnes Company                                   Connecticut
Windsor Airmotive Asia PTE. LTD.                             Singapore

     The Company's consolidated financial statements include all of the above-named subsidiaries. For a statement of the principles of consolidation applicable to these subsidiaries, see Note 1 of the Notes to Consolidated Financial Statements on page 21 of the 2002 Annual Report to Stockholders.